CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     THIS AGREEMENT made the _____ day of _______________, 1999, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 801 Pennsylvania Avenue, Kansas City, Missouri 64105 ("Custodian"), and SELIGMAN NEW TECHNOLOGIES FUND, INC., a Maryland corporation, having its principal office and place of business at 100 Park Avenue, New York, New York 10017 ("Fund").

                                  WITNESSETH:

     WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as custodian of the securities and monies of Fund's investment portfolio and as its agent to perform certain investment accounting and recordkeeping functions; and

     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as:

     A.  Custodian of the  securities  and monies at any time owned by the Fund;
         and

     B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940 (the "1940 Act") and to calculate the net asset value of the Fund.

2.   REPRESENTATIONS AND WARRANTIES.

     A.  Fund hereby represents, warrants and acknowledges to Custodian:

         1. That it is a corporation or trust (as specified above) duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

         2. That it has the requisite power and authority under applicable law; its articles of incorporation and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint Custodian as custodian and investment accounting and recordkeeping agent for the Fund; that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

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     B.  Custodian hereby represents, warrants and acknowledges to Fund:

         1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and

         2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this
              Agreement; that this Agreement has been duly executed and delivered by Custodian; and that this Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable in accordance with its terms.

3.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

     A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered.

     B. Delivery of Accounts and Records. Fund shall turn over or cause to be turned over to Custodian all of the Fund's relevant accounts and records previously maintained. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide, or to provide in a timely manner, any accounts, records or information needed by the Custodian to perform its functions hereunder.

     C. Delivery of Assets to Third Parties. Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time segregated in a separate account, and if Fund is comprised of more than one portfolio of investment securities (each a "Portfolio") Custodian shall keep the assets of each Portfolio segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of
         Section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S. of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the Fund, by Portfolio if applicable. The Custodian is responsible for the safekeeping of the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for


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         securities and monies  transmitted  to  subcustodians  appointed  under
         Section 3.S. of this Agreement, for which Custodian remains responsible
         to  the  extent  provided  in  Section  3.S.   hereof.   Custodian  may
         participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry
         System  (Fed  System),   Participant   Trust  Company  (PTC)  or  other
         depository approved by the Fund (as such entities are defined at 17 CFR
         Section 270.17f-4(b)) (each a "Depository" and collectively, the "Depositories").

     D. Registration of Securities. The Custodian shall at all times hold registered securities of the Fund in the name of the Custodian, the Fund, or a nominee of either of them, unless specifically directed by instructions to hold such registered securities in so-called "street name," provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of the Fund, or only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian at all times shall indicate the Fund or other customer for which such securities and other assets are held in such account and the respective interests therein. If, however, the Fund directs the Custodian to maintain securities in "street name", notwithstanding anything contained herein to the contrary, the Custodian shall be obligated only to utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. All securities, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a shareholder of record of securities held in custody.

     E. Exchange of Securities. Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

     F. Purchases of Investments of the Fund - Other Than Options and Futures. Fund will, on each business day on which a purchase of securities (other than options and futures) shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

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         1.   If applicable, the name of the Portfolio making such purchase;
         2.   The name of the issuer and description of the security;
         3. The number of shares and the principal amount purchased, and accrued interest, if any;
         4.   The trade date;
         5.   The settlement date;
         6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
         7.   The total amount payable upon such purchase;
         8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
         9. Whether the security is to be received in certificated form or via a specified Depository.

         In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as such monies are available for such purpose, and receive the portfolio securities so purchased by or for the account of Fund, except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the
         Fund are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, such payment shall be made by the Custodian only upon receipt of securities: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the account maintained with such Depository by the Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 3.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice.

     G. Sales and Deliveries of Investments of the Fund - Other Than Options and Futures. Fund will, on each business day on which a sale of investment securities (other than options and futures) of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

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         1.   If applicable, the name of the Portfolio making such sale;
         2.   The name of the issuer and description of the securities;
         3. The number of shares and principal amount sold, and accrued interest, if any;
         4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
         5.   The trade date;
         6.   The settlement date;
         7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
         8.   The total amount to be received by Fund upon such sale; and
         9. The name and address of the broker or dealer through whom or person to whom the sale was made.

         In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by Fund, such delivery shall be made upon receipt of: (a) payment therefor in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the account of the Custodian, on behalf of its customers, with a Depository. Notwithstanding the foregoing: (i) in the case of securities held in physical form, such securities shall be delivered in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 3.S.2. of this Agreement to make, such delivery upon payment therefor in accordance with generally accepted local custom and market practice.

     H. Purchases or Sales of Options and Futures. Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

         1. If applicable, the name of the Portfolio making such purchase or sale;

         2.   Security Options
              a.   The underlying security;
              b.   The price at which purchased or sold;
              c.   The expiration date;
              d.   The number of contracts;
              e.   The exercise price;
              f. Whether the transaction is an opening, exercising, expiring or closing transaction;
              g.   Whether the transaction involves a put or call;

              h.   Whether the option is written or purchased;
              i.   Market on which option traded; and
              j. Name and address of the broker or dealer through whom the sale or purchase was made.

         3.   Options on Indices
              a.   The index;
              b.   The price at which purchased or sold;
              c.   The exercise price;
              d.   The premium;
              e.   The multiple;
              f.   The expiration date;
              g. Whether the transaction is an opening, exercising, expiring or closing transaction;
              h.   Whether the transaction involves a put or call;
              i.   Whether the option is written or purchased; and
              j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

         4.   Security Index Futures Contracts
              a. The last trading date specified in the contract and, when available, the closing level, thereof;
              b.   The index level on the date the contract is entered into;
              c.   The multiple;
              d.   Any margin requirements;
              e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
              f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

         5.   Options on Index Future Contracts
              a.   The underlying index future contract;
              b.   The premium;
              c.   The expiration date;
              d.   The number of options;
              e.   The exercise price;
              f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
              g.   Whether the transaction involves a put or call;
              h.   Whether the option is written or purchased; and

              i.   The market on which the option is traded.

     I. Securities Pledged or Loaned. If specifically allowed for in the prospectus of Fund, and subject to such additional terms and conditions as Custodian may require:

         1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

         2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

     J. Routine Matters. Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Fund in writing.

     K. Deposit Accounts. Custodian will open and maintain one or more special purpose deposit accounts in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of Fund shall be deposited in said Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the Fund based on the schedule attached as Exhibit A, except that income earned on portfolio securities held by domestic subcustodians other than State Street will be credited when received. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit the Fund in that amount. Custodian may open and maintain Accounts in such banks or trust companies as may be designated by it or by Fund in writing, all such Accounts, however, to be in the name of Custodian and subject only to its draft or order. Funds received and held for the account of different Portfolios shall be maintained in separate Accounts established for each Portfolio.

     L.  Income and Other Payments to Fund. Custodian will:

         1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of Fund in accordance with the schedule attached hereto as Exhibit
              A. If, for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount.

         2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

         3. Take such other action as may be necessary or proper in connection with:

              a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                   1.   all   coupons   and   other   income   items   requiring
                        presentation;  and

                   2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or should reasonably be expected to have knowledge; and

              b. the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments.

              Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions.

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     M.  Payment of Dividends and Other Distributions. On the declaration of any dividend or other distribution on the shares of capital stock of Fund ("Fund Shares") by the Board of Directors of Fund, Fund shall deliver to Custodian instructions with respect thereto. On the date specified in such instructions for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be specified in such instructions.

     N. Shares of Fund Purchased by Fund. Whenever any Fund Shares are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of Fund Shares have been cancelled and removed from the shareholder records.

     O. Shares of Fund Purchased from Fund. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

     P. Proxies and Notices. Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     Q. Disbursements. Custodian will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

     R. Daily Statement of Accounts. Custodian will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during each business day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so. Custodian will permit such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, Custodian will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to permit such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or to provide reasonable confirmation of the contents of such records, and to permit such agencies to examine the books, records and securities held by such subcustodian which relate to Fund. Fund will be entitled to receive reports produced by the System, including, without limitation, those listed on Exhibit B hereto.

     S.  Appointment of Subcustodians

         1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as subcustodians as may be selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for a custodian under the 1940 Act, as amended. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodians selected and appointed by Custodian (except subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under Section 5. of this Agreement if it committed the act or omission itself. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (iii) for other reasonable purposes specified by Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at the request of Fund. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to Custodian.

         2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the 1940
              Act) and Fund's cash or cash equivalents, in amounts deemed by the Fund to be reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, and thereafter, pursuant to a written contract or contracts as approved by Fund's Board of Directors, may be transferred to accounts maintained by any such subcustodian with eligible foreign custodians, as defined in Rule 17f-5(c)(2). Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any foreign subcustodian only to the same extent the foreign subcustodian is liable to the domestic subcustodian with which the Custodian contracts for foreign subcustody purposes.

     T. Accounts and Records. Custodian will prepare and maintain, with the direction and as interpreted by the Fund, Fund's accountants and/or other advisors, in complete, accurate and current form all accounts and records (i) required to be maintained by Fund with respect to portfolio transactions under Rule 31a of the 1940 Act, (ii) required to be maintained as a basis for calculation of the Fund's net asset value, and (iii) as otherwise agreed upon between the parties. Custodian will preserve said records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Custodian relies upon Fund to furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by Custodian to complete Fund's records and perform daily calculation of the Fund's net asset value. Custodian shall incur no liability and Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Fund to furnish such information in a timely and accurate manner, even if Fund subsequently provides accurate but untimely information. It shall be the responsibility of Fund to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of its securities when such information is not readily available from generally accepted securities industry services or publications.

     U. Accounts and Records Property of Fund. Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but shall be reimbursed by Fund for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, Custodian will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

     V. Adoption of Procedures. Custodian and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto. Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved or directed by Fund or its accountants or other advisors conflicts with or violates any requirements of its prospectus, articles of incorporation, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in Custodian's responsibilities or procedures.

     W. Calculation of Net Asset Value. Custodian will calculate Fund's net asset value, in accordance with Fund's prospectus. Custodian will price the securities and foreign currency holdings of Fund for which market quotations are available by the use of outside services designated by Fund which are normally used and contracted with for this purpose; all other securities and foreign currency holdings will be priced in accordance with Fund's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Fund or for acting upon such instructions.

     X. Advances. In the event Custodian or any subcustodian shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio, the advance shall be payable by the Fund on demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants Custodian and such subcustodian a lien on and security interest in all property at any time held for the account of the applicable Portfolio, including without limitation all assets acquired with the amount advanced. Should the Fund fail to promptly repay the advance, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     Y. Exercise of Rights; Tender Offers. Upon receipt of instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.

4.   INSTRUCTIONS.

     A. The term "instructions", as used herein, means written (including telecopied or telexed) or oral instructions which Custodian reasonably believes were given by a designated representative of Fund. Fund shall deliver to Custodian, prior to delivery of any assets to Custodian and thereafter from time to time as changes therein are necessary, written instructions naming one or more designated representatives to give instructions in the name and on behalf of Fund, which instructions may be received and accepted by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless such written instructions delegating authority to any person to give instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of such person, acting alone, to give any instructions whatsoever which Custodian may receive from such person. If Fund fails to provide Custodian any such instructions naming designated representatives, any instructions received by Custodian from a person reasonably believed to be an appropriate representative of Fund shall constitute valid and proper instructions hereunder. "Designated representatives" of Fund may include its employees and agents, including investment managers and their employees.

     B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral instruction.

     C. If Custodian shall provide Fund direct access to any computerized recordkeeping and reporting system used hereunder or if Custodian and Fund shall agree to utilize any electronic system of communication, Fund shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund. Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Custodian shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by Custodian by such means as fully and to the same effect as if delivered to Custodian by written instrument signed by the requisite authorized representative(s) of Fund. Fund shall indemnify and hold Custodian harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be suffered or incurred by Custodian as a result of the use or misuse, whether authorized or unauthorized, of any such system(s) by Fund or by any person who acquires access to such system(s) through the terminal device, passwords, access instructions or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund, except to the extent attributable to any negligence or willful misconduct by Custodian.

5.   LIMITATION OF LIABILITY OF CUSTODIAN.

     A. Custodian shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Custodian shall not be responsible for, and the Fund shall indemnify and hold Custodian harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against Custodian, incurred by Custodian or for which Custodian may be held to be liable, arising out of or attributable to:

         1. All actions taken by Custodian pursuant to this Agreement or any instructions provided to it hereunder, provided that Custodian has acted in good faith and with due diligence and reasonable care; and

         2. The Fund's refusal or failure to comply with the terms of this Agreement (including without limitation the Fund's failure to pay or reimburse Custodian under this indemnification provision), the Fund's negligence or willful misconduct, or the failure of any representation or warranty of the Fund hereunder to be and remain true and correct in all respects at all times.

     B. Custodian may request and obtain at the expense of Fund the advice and opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's accountants or counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

     C. Custodian may rely upon the advice and statements of Fund, Fund's accountants and officers or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and statements.

     D. If Fund requests Custodian in any capacity to take any action which involves the payment of money by Custodian, or which might make it or its nominee liable for payment of monies or in any other way, Custodian shall be indemnified and held harmless by Fund against any liability on account of such action; provided, however, that nothing herein shall obligate Custodian to take any such action except in its sole discretion.

     E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed. Custodian shall be entitled to receive upon request as conclusive proof of any fact or matter required to be ascertained from Fund hereunder a certificate signed by an officer or designated representative of Fund. Fund shall also provide Custodian instructions with respect to any matter concerning this Agreement requested by Custodian.

     F. Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

         1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase of any securities or foreign currency positions or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

         2. The legality of the sale of any securities or foreign currency positions by or for Fund, or the propriety of the amount for which the same are sold;

         3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor;

         4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

         5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

     G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by it on behalf of Fund until Custodian actually receives such money; provided, however, that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business and shall cooperate with Fund toward the end that such money shall be received.

     H. Except as provided in Section 3.S., Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal.

     I. Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

     J. EXCEPT FOR VIOLATIONS OF SECTION 9, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THIS POSSIBILITY THEREOF.

6. COMPENSATION. In consideration for its services hereunder as Custodian and investment accounting and recordkeeping agent, Fund will pay to Custodian such compensation as shall be set forth in a separate fee schedule to be agreed to by Fund and Custodian from time to time. A copy of the initial fee schedule is attached hereto and incorporated herein by reference. Custodian shall also be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for Custodian's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by Custodian in connection with the performance of services hereunder. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, overdraft or expense for which it shall be entitled to reimbursement from Fund, including but not limited to fees and expenses due to Custodian for other services provided to the Fund by Custodian. Custodian will be entitled to reimbursement by the Fund for the losses, damages, liabilities, advances, overdrafts and expenses of subcustodians only to the extent that (i) Custodian would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (ii) Custodian is obligated to reimburse the subcustodian therefor.

7. TERM AND TERMINATION. The initial term of this Agreement shall be for a period of one (1) year. Thereafter, either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety (90) days prior to the date upon which such termination will take effect. If the Custodian terminates this Agreement, the Fund may extend the effective date of the termination ninety (90) days by written request to the Custodian thirty (30) days prior to the end of the initial ninety (90) days notice period unless the Custodian in good faith could not perform the duties hereunder. Upon termination of this Agreement, Fund will pay Custodian its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund shall designate a successor custodian by notice in writing to Custodian by the termination date. In the event no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may, at its option, deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian, and meeting the qualifications for custodian set forth in the 1940 Act and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or apply to a court of competent jurisdiction for the appointment of a successor custodian or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund shall reimburse Custodian for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith. Custodian will, upon termination of this Agreement and payment of all sums due to Custodian from Fund hereunder or otherwise, deliver to the successor custodian so specified or appointed, or as specified by the court, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, and all funds and other properties of Fund deposited with or held by Custodian hereunder, and Custodian will co-operate in effecting changes in book-entries at all Depositories. Upon delivery to a successor custodian or as specified by the court, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such successor will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation as provided in the then-current fee schedule hereunder for its services during such period as the Custodian retains possession of such securities, funds and other properties, and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at 100 Park Avenue, New York, New York 10017, or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings addressed to Custodian at its offices at 801 Pennsylvania Avenue, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

9.   CONFIDENTIALITY.

     A. Fund shall preserve the confidentiality of the computerized investment portfolio recordkeeping and accounting system used by Custodian (the "Portfolio Accounting System") and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Portfolio Accounting System and the business of Custodian ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant to this Agreement. Fund shall return all such Confidential Information to Custodian upon termination or expiration of this Agreement.

     B. Fund has been informed that the Portfolio Accounting System is licensed for use by Custodian from a third party ("Licensor"), and Fund acknowledges that Custodian and Licensor have proprietary rights in and to the Portfolio Accounting System and all other Custodian or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of Custodian and Licensor. Fund shall preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund shall so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensor is intended to be and shall be a third party beneficiary of the Fund's obligations and undertakings contained in this paragraph.

10.  MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio:

     A. Each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

     B. Additional Portfolios may be added to this Agreement, provided that Custodian consents to such addition. Rates or charges for each additional Portfolio shall be as agreed upon by Custodian and Fund in writing.

11.  MISCELLANEOUS.

     C. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, without reference to the choice of laws principles thereof.

     D. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     E. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9. hereof are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     F. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     G. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder shall be effective unless contained in a written instrument signed by the party sought to be charged.

     H. The captions in the Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     I. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     J. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

     K. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     L. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Custodian and Fund.

     M. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder shall not affect any rights or obligations of the other party hereunder.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

                                     INVESTORS FIDUCIARY TRUST COMPANY


                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     SELIGMAN NEW TECHNOLOGIES FUND, INC.


                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                                EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

FOREIGN--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.


---------------------------------------------------------------------------------------------------------
MARKET           INCOME POLICY     MARKET          INCOME POLICY     MARKET            INCOME POLICY
---------------------------------------------------------------------------------------------------------
Argentina        Actual            Hong Kong       Contractual       Poland            Actual
---------------------------------------------------------------------------------------------------------
Australia        Contractual       Hungary         Actual            Portugal          Contractual
---------------------------------------------------------------------------------------------------------
Austria          Contractual       India           Actual            Russia            Actual
---------------------------------------------------------------------------------------------------------
Bahrain          Actual            Indonesia       Actual            Singapore         Contractual
---------------------------------------------------------------------------------------------------------
Bangladesh       Actual            Ireland         Actual            Slovak Republic   Actual
---------------------------------------------------------------------------------------------------------
Belgium          Contractual       Israel          Actual            South Africa      Actual
---------------------------------------------------------------------------------------------------------
Bermuda          Actual            Italy           Contractual       South Korea       Actual
---------------------------------------------------------------------------------------------------------
* Bolivia        Actual            Ivory Coast     Actual            Spain             Contractual
---------------------------------------------------------------------------------------------------------
Botswana         Actual            * Jamaica       Actual            Sri Lanka         Actual
---------------------------------------------------------------------------------------------------------
Brazil           Actual            Japan           Contractual       Swaziland         Actual
---------------------------------------------------------------------------------------------------------
Canada           Contractual       Jordan          Actual            Sweden            Contractual
---------------------------------------------------------------------------------------------------------
Chile            Actual            Kenya           Actual            Switzerland       Contractual
---------------------------------------------------------------------------------------------------------
China            Actual            Lebanon         Actual            Taiwan            Actual
---------------------------------------------------------------------------------------------------------
Colombia         Actual            Luxembourg      Actual            Thailand          Actual
---------------------------------------------------------------------------------------------------------
Cyprus           Actual            Malaysia        Actual            * Trinidad &      Actual
                                                                     Tobago
---------------------------------------------------------------------------------------------------------
Czech Republic   Actual            Mauritius       Actual            * Tunisia         Actual
---------------------------------------------------------------------------------------------------------
Denmark          Contractual       Mexico          Actual            Turkey            Actual
---------------------------------------------------------------------------------------------------------
Ecuador          Actual            Morocco         Actual            UnitedKingdom     Contractual
---------------------------------------------------------------------------------------------------------
Egypt            Actual            Namibia         Actual            United States     See Attached
---------------------------------------------------------------------------------------------------------
**Euroclear      Contractual/      Netherlands     Contractual       Uruguay           Actual
                 Actual
---------------------------------------------------------------------------------------------------------
Euro CDs         Actual            New Zealand     Contractual       Venezuela         Actual
---------------------------------------------------------------------------------------------------------
Finland          Contractual       Norway          Contractual       Zambia            Actual
---------------------------------------------------------------------------------------------------------
France           Contractual       Oman            Actual            Zimbabwe          Actual
---------------------------------------------------------------------------------------------------------
Germany          Contractual       Pakistan        Actual
---------------------------------------------------------------------------------------------------------
Ghana            Actual            Peru            Actual
---------------------------------------------------------------------------------------------------------
Greece           Actual            Philippines     Actual
---------------------------------------------------------------------------------------------------------

*    Market is not 17F-5 eligible
**   For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

UNITED STATES--

---------------------------------------------------------------------------------------------------------
INCOME TYPE                   DTC                  FED                  PTC              PHYSICAL
---------------------------------------------------------------------------------------------------------
Dividends                   Contractual            N/A                  N/A               Actual
---------------------------------------------------------------------------------------------------------
Fixed Rate Interest         Contractual        Contractual              N/A               Actual
---------------------------------------------------------------------------------------------------------
Variable Rate Interest      Contractual        Contractual              N/A               Actual
---------------------------------------------------------------------------------------------------------
GNMA I                          N/A                N/A           Contractual PD +1         N/A
---------------------------------------------------------------------------------------------------------
GNMA II                         N/A                N/A           Contractual PD ***        N/A
---------------------------------------------------------------------------------------------------------
Mortgages                      Actual          Contractual          Contractual           Actual
---------------------------------------------------------------------------------------------------------
Maturities                     Actual          Contractual              N/A               Actual
---------------------------------------------------------------------------------------------------------


Exceptions to the above Contractual Income Policy include securities that are:

> Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

> On loan under a self directed securities lending program other than IFTC's own vendor lending program;

> Known to be in a condition of default, or suspected to present a risk of default or payment delay;

> In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.

> Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

> Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

*** For GNMA II securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.